EXHIBIT 21

UTi WORLDWIDE INC.

LISTING OF SUBSIDIARIES

Details of the consolidated subsidiaries at January 31, 2014 are as follows:

	Country of incorporation	Effective % share holding
UTi Logistics Argentina SA	Argentina	100
UTi (Aust) Pty Limited	Australia	100
UTi Logistik GmbH	Austria	100
Maertens Art Packers & Shippers B.V.B.A.	Belgium	100
UTi Belgium N.V.	Belgium	100
UTi Logistics N.V.	Belgium	100
UTi Botswana (Pty) Limited	Botswana	100
UTi do Brasil Limitada	Brazil	100
UTi do Brasil Logistica, Transporte e Armazenagem Ltda.	Brazil	100
Corrib Limited	British Virgin Islands	100
Goddard Company Limited	British Virgin Islands	100
Pyramid Freight (Proprietary) Limited	British Virgin Islands	100
Thomas International Freight Auditors Limited	British Virgin Islands	100
Transtec Ocean Express Holdings Inc.	British Virgin Islands	100
UTi Africa Services Limited	British Virgin Islands	100
UTi Asia Pacific Limited	British Virgin Islands	100
UTi International Inc.	British Virgin Islands	100
UTi Kazakhstan Investments Limited	British Virgin Islands	100
UTi Logistics (Proprietary) Limited	British Virgin Islands	100
UTi Pharma Limited	British Virgin Islands	100
UTi Burundi S.A.R.L.	Burundi	100
UTi, Canada, Inc.	Canada	100
UTi Canada Contract Logistics Inc.	Canada	100
UTi Chile S.A.	Chile	100
Air & Sea Union Holdings Ltd.	China	100
UTi (China) Ltd.	China	100
UTi (HK) Ltd.	China	100
UTi Logistics (Changshu) Ltd.	China	100
UTi Logistics (Shanghai) Company Ltd.	China	100
UTi Colombia S.A. S.I.A.	Colombia	100
UTi Transporte Internacional S.A.	Colombia	100
UTi Colombiana de Carga Internacional S.A.	Colombia	100
UTi (CZ) s.r.o.	Czech Republic	100
UTi Egypt Limited	Egypt	100
UTi Logistics (Finland) Oy	Finland	100
UTi France S.A.S.	France	100
UTi Logistics France S.A.R.L.	France	100
UTi Logistik Deutschland GmbH	Germany	100
UTi Logistik Services Deutschland GmbH	Germany	100
UTi Deutschland GmbH	Germany	100
UTi Networks Limited	Guernsey	100
UTi (Hungary) Kft	Hungary	100
IndAir Carriers Pvt. Ltd.	India	100
UT Worldwide (India) Pvt. Limited	India	100
PT Union Trans Internusa	Indonesia	80
UTI Inventory Management Solutions Limited	Ireland	100
UTi Ireland Limited	Ireland	100
Gerlach Art Packers & Shippers Israel Ltd.	Israel	45
Excel MPL A.V.B.A. & Co., Ltd.	Israel	100
Hermes Exhibition & Projects Ltd.	Israel	50
Netra Shipping Ltd.	Israel	100

	Country of incorporation	Effective % share holding
Newlog Express Ltd.	Israel	100
Ramon Insurance and Finance Ltd.	Israel	100
Carma Conveying & Carriage Ltd.	Israel	50
Trans Betach	Israel	50
U.T.I.-Inventory Management Solutions (I.M.S.)-Limited Partnership	Israel	100
UTi Logistics Israel (Finance) 2008 Ltd	Israel	100
UTi Logistics Israel Ltd.	Israel	100
UTi M.P.L. Ltd.	Israel	100
UTi Italy SrL	Italy	100
UTi Japan K.K.	Japan	100
UTi Jordan Ltd.	Jordan	100
UTi Kazakhstan LLP	Kazakhstan	100
UTi Korea Co. Limited	Korea	100
UTi Malawi Limited	Malawi	100
UTi Inventory Management Solutions Sdn Bhd	Malaysia	100
UTi Worldwide (M) Sdn Bhd	Malaysia	100
UTi (Mtius) Limited	Mauritius	100
UTi Holdings (Mauritius) Ltd.	Mauritius	100
Span de Mexico S.A. de C.V.	Mexico	100
UTi Admin Services S.A. de C.V.	Mexico	100
UTi Logistics Mex. S.A. de C.V.	Mexico	100
UTi Services S.A. de C.V.	Mexico	100
UTi (Mozambique) Limitada	Mozambique	100
Pyramid Freight (Pty) Limited	Namibia	100
Active Airline Representatives BV	Netherlands	100
African Investments BV	Netherlands	100
IMS Holdings BV	Netherlands	100
UTi Global Services BV	Netherlands	100
UTi (Netherlands) Holdings BV	Netherlands	100
UTi International Networks BV	Netherlands	100
UTi Nederland BV	Netherlands	100
UTi Russia BV	Netherlands	100
UTi (N.A.) Holdings NV	Netherlands Antilles	100
UTi New Zealand Limited	New Zealand	100
UTi Pakistan (SMC - Private) Limited	Pakistan	100
UTi del Peru S.A.	Peru	100
UTi (Global Logistics) Inc.	Philippines	100
UTi Poland Sp. Zo. o.	Poland	100
UTi Portugal LDA	Portugal	100
UTi, United States, Inc.	Puerto Rico	100
UTi Logistics Romania S.R.L.	Romania	100
UTi RUS OOO	Russia	99
Inventory Solutions (Singapore) Pte. Ltd	Singapore	100
UTi Worldwide (Singapore) Pte. Ltd.	Singapore	100
UTi Technology Services Pte. Ltd.	Singapore	100
UTi Slovakia s.r.o.	Slovakia	100
UTi Logistics Slovakia s.r.o.	Slovakia	100
Chilli Pepper Investments (Pty) Ltd.	South Africa	100
Chronic Medicine Dispensary (Pty) Ltd.	South Africa	100
Chronic Solutions Company (Pty) Ltd.	South Africa	100
Co-ordinated Investment Holdings (Pty) Ltd.	South Africa	100
Co-ordinated Materials Handling (Pty) Ltd.	South Africa	100
Granat Property Investments (Pty) Ltd.	South Africa	100
Ilanga Freight (Pty) Ltd.	South Africa	100
Imithi Distributors (Pty) Ltd.	South Africa	100
International Healthcare Distributors (Pty) Ltd.	South Africa	100
Marine Link (Pty) Ltd.	South Africa	100
Pyramid Freight (Pty) Ltd.	South Africa	100
Scorpion Share Block (Pty) Ltd.	South Africa	100

	Country of incorporation	Effective % share holding
Sisonke Partnership	South Africa	100
Southern Rx Distributors (Pty) Ltd.	South Africa	100
Southern Sky Distributors (Pty) Ltd.	South Africa	100
Sun Exco Investments (Pty) Ltd.	South Africa	100
Tavern Investments (Pty) Ltd.	South Africa	100
UTi CMH Sub Assembly (Pty) Ltd.	South Africa	74.9
UTi Shared Services (Pty) Ltd.	South Africa	100
UTi South Africa (Pty) Ltd.	South Africa	75
Servicios Logisticos Integrados SLI, S.A.	Spain	100
Tacisa Transitaria S.L.	Spain	100
Techicos Asesores De Seguros Brokers Corredura De Seguros, S.A.	Spain	100
UTi Iberia, S.A.	Spain	100
UTi Pership (Pvt) Limited	Sri Lanka	51
UTi Logistics AB	Sweden	100
UTi Logistics (Switzerland) A.G.	Switzerland	100
UTi Logistics (Taiwan) Ltd.	Taiwan	100
Super Air Express Ltd.	Taiwan	100
UTi (Taiwan) Ltd.	Taiwan	100
UTi Holding Co., Ltd.	Taiwan	100
UTi Worldwide Co., Ltd.	Thailand	100
UTi Tasimacilik Ltd. STi	Turkey	100
UTi (Dubai) Fze.	United Arab Emirates	100
UTi (UK) Holdings Ltd.	United Kingdom	100
UTi Worldwide (UK) Ltd.	United Kingdom	100
AEL/Span LLC	US - Michigan	49
Concentrek, Inc.	US - Arizona	100
UTi Inventory Management Solutions Inc.	US - Delaware	100
InTransit International, Inc.	US - Oregon	100
Market Logistics Services, Ltd.	US - Oregon	100
Market Industries, Ltd.	US - Oregon	100
Market Transport, Ltd.	US - Oregon	100
Sammons Transportation, Inc.	US - Montana	100
UTi Integrated Logistics, LLC	US - South Carolina	100
UTi, Services, Inc.	US - New York	100
UTi Transport Solutions Inc.	US - Oregon	100
UTi, (U.S.) Holdings, Inc.	US - Delaware	100
UTi, United States, Inc.	US - New York	100
UTi Uruguay SA	Uruguay	100
UTi Worldwide Vietnam Co. Ltd.	Vietnam	100
UTi (Zambia) Ltd.	Zambia	100
Transtec Freight (Zimbabwe) (Pvt) Ltd.	Zimbabwe	100